Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Select Tax-Free Income Portfolio
811-06548
33-45421

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950134-07-018722.